Exhibit 21.1

The direct and indirect subsidiaries of the Registrant, and their respective states of incorporation or organization, are set forth below:

Subsidiary	State of Incorporation or Organization

Pittsburgh & West Virginia Railroad	Pennsylvania

PW Salisbury Solar, LLC	Massachusetts

PW Tulare Solar, LLC	California

PW Regulus Solar, LLC	California

PW CanRE of Colorado Holdings, LLC	Colorado

PW CO CanRE JAB LLC	Colorado

PW PWV Holdings LLC	Colorado

PW CO CanRE Mav 5 LLC	Colorado

PW CO CanRE Mav 14 LLC	Colorado

PW CO CanRE Sherm 6 LLC	Colorado

PW ME CanRE SD LLC	Maine

PW CO CanRE Tam 7 LLC	Colorado

PW CO CanRE Grail LLC	Colorado

PW CO CanRE MF LLC	Colorado

PW CO CanRE Tam 19 LLC	Colorado

PW CO CanRE Apotheke LLC	Colorado

PW CA CanRE Canndescent LLC	California

PW CO CanRE Gas Station LLC	Colorado

PW CO CanRE Cloud Nine LLC	Colorado

PW CO Can RE JKL LLC	Colorado

PW CO CanRE Walsenburg LLC	Colorado

PW CanRE OK Vinita LLC	Oklahoma

PW MI CanRE Marengo LLC	Michigan

PW CanRE Holdings LLC	Delaware

PW MillPro NE LLC	Nebraska